UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 14, 2016

MarineMax, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-14173	59-3496957
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2600 McCormick Drive, Suite 200, Clearwater, Florida		33759
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	727-531-1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2016, the Company’s Board of Directors promoted Brett McGill to Executive Vice President and Chief Operating Officer and Chuck Cashman to Executive Vice President and Chief Revenue Officer effective October 1, 2016.

William H. McGill, Jr., Chairman, President and Chief Executive Officer of the Company, stated, "The growth and contributions from Brett and Chuck have continued to evolve as they have been able to leverage their many years of experience at the Company with increasing roles of responsibility. Their passion for the industry and specific skillsets have contributed to the streamlining of our operations and to our ongoing success. They have demonstrated the ability to build successful teams and have done an outstanding job in overseeing the management of our stores and operations. Along with other key management members, they have helped to drive the significant progress we have made over the past few years and thus far in 2016. In their new and expanded roles, we are confident that they will utilize their experiences, leadership skills and strengths across all of MarineMax as we strive to deliver even greater results and enhanced performance in the years to come."

Prior to his promotion, Brett McGill, age 47, has served as Executive Vice President Operations of our company since October 2015. Prior to that Mr. McGill served as Vice President of West Operations of our company from May 2012 and was appointed as an executive officer by our Board of Directors in November 2012. Mr. McGill served as one of our Regional Presidents from March 2006 to May 2012, as Vice President of Information Technology, Service and Parts of our company from October 2004 to March 2006, and as Director of Information Services from March 1998. Mr. McGill began his professional career with a software development firm prior to joining our company in 1996.

Prior to his promotion, Chuck Cashman, age 53, served as Executive Vice President Sales, Marketing, and Manufacturer Relations of our company since October 2015. Prior to that he served as Vice President of East Operations of our company from May 2012 to September 2015, and was appointed as an executive officer by our Board of Directors in November 2012. Mr. Cashman served as Regional President of East Florida from October 2008 to May 2012, and as District Manager of the East Coast of Florida from March 2007 to October 2008. Mr. Cashman served several other positions of increasing responsibility, including Sales Consultant, Sales Manager, and General Manager, since joining our company in 1992.

In connection with the promotions, the Company did not enter into any material plan, contract or arrangement with, or make any grant or award to, Brett McGill or Chuck Cashman. As Brett McGill and Chuck Cashman were appointed as executive officers of our company in November 2012, accordingly, compensation decisions relating to Brett McGill and Chuck Cashman are performed in the same manner as for the Company’s other executive officers, as described in the "Compensation Discussion and Analysis" sections of the Company’s proxy statements since such appointment by the Board. Brett McGill is the son of William H. McGill Jr., our Chief Executive Officer.

Item 7.01 Regulation FD Disclosure.

On September 20, 2016, the Company issued a press release announcing the promotions of Brett McGill and Chuck Cashman. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. The information furnished pursuant to Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits.

Press release of MarineMax, Inc. dated September 20, 2016.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarineMax, Inc.

September 20, 2016	By:	/s/ Michael H. McLamb

Name: Michael H. McLamb
Title: Executive Vice President, Chief Financial Officer and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release of MarineMax, Inc. dated September 20, 2016.